UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_|	Preliminary Proxy Statement
|_|	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
|_|	Definitive Proxy Statement
|X|	Definitive Additional Materials
|_|	Soliciting Material pursuant to § 240.14a-12

BRADLEY PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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|X|	No fee required.
|_|	Fee computed on table below per Exchange Act Rules 14a-6(i)1 and 0-11.

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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|_|	Fee paid previously with preliminary materials:

|_|	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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On October 23, 2006, NYSE Group, Inc. issued a press release announcing that Bradley Pharmaceuticals, Inc. and The Skin Cancer Foundation will visit the New York Stock Exchange on Friday, October 27th to mark the arrival of The Skin Cancer Screening Tour in New York City. In honor of this occasion, Bradley CEO Daniel Glassman will ring the New York Stock Exchange’s closing bell. The press release is set forth below.

Bradley has not sought or obtained consent from any third party to the use of previously published information as proxy soliciting material. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein.

Additional Information

On September 29, 2006, Bradley filed with the SEC and began mailing to its stockholders a notice of annual meeting and a definitive proxy statement, together with a WHITE proxy card that can be used to elect our independent director nominees and to vote upon all the proposals expected to be presented at the Annual Meeting. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF BRADLEY ARE URGED TO READ THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT BRADLEY AND THE 2006 ANNUAL MEETING OF STOCKHOLDERS. Stockholders can obtain additional copies of the notice of annual meeting and proxy statement, including the WHITE proxy card, and other documents filed by Bradley with the SEC when they become available, by contacting Bradley at Bradley Pharmaceuticals, Inc., Investor Relations, 383 Route 46 West, Fairfield, NJ 07004-2402, or by telephone at (973) 882-1505, ext. 313. Copies of the proxy materials may also be requested by contacting our proxy solicitor, Georgeson, Inc., toll-free at 1-866-856-2826. In addition, documents filed with the SEC by Bradley are available free of charge at the SEC’s website at http://www.sec.gov.

Bradley, its directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of Bradley’s security holders in connection with its 2006 Annual Meeting of Stockholders. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in the definitive proxy statement.